RULE 10f-3(c) PURCHASE RECORD FORM
(See the Rule 1Of-3 Procedures for definitions of the capitalized terms used herein.)

1. Name of Fund:  Select Income Fund

2.	Name of Issuer: _X_e_r_o_x_C_o_r_p_o_r_at_io_n		_
		_

3.	Underwriter from whom purchased: _J_P_M_o_r_ga_n	_

4.	a.	Affiliated Underwriter managing or participating
in underwriting syndicate:  BNY Mellon


b.	Identity of the other members of the syndicate:
BNP,BofA,Citt,Goldman,Mizuho ,MUFG,PNC,Credt Ag,Sunstrus
Sco<ia,WcllsFargo

5.	Aggregate principal amount of purchase by the Fund,
other.investment companies (including other series of the Fund) advised by the Adviser/Sub-adviser and other accounts over which the Adviser/Sub-adviser has investment discretion: _s._oo_o_.oo_o

_
6.	Aggregate principal amount of offering: _1_,_o_o_o_,o_o_o_,o_o_o
	;_,	_
7.	Purchase price (net of fees and expenses): _9_9_.9_2	_


8.	Offering price at close of first day on which any
sales were made: _1_0_0 	  _ 9.
	Date of Purchase: _9_17_1_20__17
	 	 _
10.	Date offering commenced : _9_17_1_2_0_17_			_

11.	Commission, spread or profit: _o	%	$_0	! share
12.	Have the following conditions been satisfied?

  a.	The securities are:
part of an issue registered
under the Securities Act of
1933 which is being offered to
the public;
part of an issue of government
securities, as defined in
section 2(a)(16) of the 1940
Act;
Eligible  Municipal  Securities;	x
sold in an Eligible Foreign Offering; OR	x
sold in an Eligible Rule 144A Offering?	x



b.	(1) If the securities are municipal
securities, the municipal securities
are sufficiently liquid that they can
be sold at or near their
carrying value within a reasonably short period of
time?	x

      (2)	Are the municipal securities (a)
subject to no greater than moderate
credit risk; or (b) if the issuer of the
municipal securities, or the entity
supplying the revenues or other payments
from which the issue is to be paid, has
been in continuous operation for less
than three years, including the
operation of any predecessors, are the
securities subject to a minimal or low amount of credit
risk?	x

      (3)	As part of your assessment in
determining whether the securities are
eligible municipal securities, did you
consider reports, analyses, opinions
and other assessments issued by third-
parties,
including nationally recognized statistical rating
organizations?	x

Please describe the materials used in your assessment.





c.	(1) The securities were purchased
prior to the end of the first day
on which  any sales were made, at
a price that  is not
* more than the price paid by each
other purchaser of securities in
that offering or in any concurrent
offering of the securities (except,
in the case of an Eligible Foreign
Offering, for any rights to purchase
that are required by law to be
granted to existing security holders
of the issuer); OR                          x


(2)	If the securities to be
purchased were offered for
subscription upon exercise of
..rights, such securities were
purchased on or before the fourth
day preceding the day on
which the rights offering terminates?	x

d.	The underwriting was a firm commitment
underwriting?                                      x

e.	The commission, spread or profit was
reasonable and fair in relation  to
that  being  received  by  others  for
underwriting similar securities during
the same period?                            x

f.	The issuer of the securities,
except for Eligible Municipal
Securities , and its predecessors
have been in continuous operation
for not less than three years?         x



g.
(1)	Is the Adviser/Sub-adviser of
the Fund a principal underwriter
of .the security or an affiliated
person of a principal underwriter
of the security? If the answer is
* no, please proceed to section h.

(a)	The amount of the securities,
other than those sold in an
Eligible Rule 144A Offering (see
below), purchased by the Fund, all
investment companies (including
other series of the Fund) advised
by the Adviser/Sub-adviser and
other accounts with respect to
which the Adviser/Sub-adviser has
investment discretion did  not
exceed 25% of the principal
amount of the offering; OR

(b)	If the securities purchased
were sold in an Eligible Rule
144A Offering, the amount of such
securities purchased the Fund, all
investment companies (including
other series of, the Fund) advised
by the Adviser/Sub-adviser and
other accounts with respect to
which the Adviser/Sub-adviser has
investment discretion did not
exceed 25% of the total of:

(i)	The principal amount of the
offering of such class sold
by underwriters or members
of the selling syndicate to
qualified institutional
buyers, as defined in Rule
144A(a)(1), plus

(ii)	The principal amount of the
offering of such class in any
concurrent public offering?



h.	(1) No Affiliated  Underwriter of
the purchasing  Fund was a direct
or indirect participant in or
beneficiary of the sale; OR

(2)	With respect to the purchase of
Eligible Municipal Securities,
such purchase was not designated
as a group sale or otherwise
allocated to the account of an
Affiliated Underwriter?

i.	Information has or will be timely
supplied to the appropriate
officer of the Fund for inclusion
on SEC Form N-SAR and quarterly
reports to the Trustees?


Ihave submitted these answers and completed this form based on all available information.




Date:





Insight Investment